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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 16, 2002
Date of Report (Date of earliest event reported)

TERAGLOBAL COMMUNICATIONS CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	0-25115	33-0827963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9171 Towne Centre Drive, 6th Floor
San Diego, California 92122
(Address of principal executive offices)

(858) 404-5500
(Registrant's telephone number, including area code)

Item 5. Other Events.

        The Company has filed its definitive Information Statement on Form 14C with the SEC concerning its going private transaction and 1-for-1,000 reverse split of its outstanding common stock. The Information Statement was mailed to stockholders on October 15, 2002, and the reverse split is expected to take place on November 6, 2002. Additional information is contained in the press release attached hereto and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

Exhbit Number	Description
99.1	Press Release

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERAGLOBAL COMMUNICATIONS CORP.
Dated: October 16, 2002	By:	/s/ JAMES A. MERCER III James A. Mercer III Chief Financial Officer

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SIGNATURES